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                                                                      EXHIBIT 21





                               INTEL CORPORATION


                                  SUBSIDIARIES

                                (All 100% Owned)


Intel Electronics Ltd.
(Incorporated in Israel)

Intel International
(Incorporated in California)

Intel Ireland Ltd.
(Incorporated in Cayman Islands)

Intel Japan K.K.
(Incorporated in Japan)

Intel Overseas Corp.
(Incorporated in California)

Synchroquartz (U.S.) Corp.
(Incorporated in California)